Exhibit 10.1


                         SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of February 29, 2016, between Empire Global Corp., a Delaware corporation (the "Company"), an unaffiliated private investor, a New York limited liability company ("Purchaser").

                                    RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration provided by
    Section 4(a)(2) of the Securities Act of 1933, as amended; and

B. Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, upon the terms and conditions stated in this Agreement:

    (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, (the "Note"), convertible into shares of common stock, $0.0001 par value per share, of Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note, in principal amounts as follows:(ii) a Warrant to Purchase Shares of Common Stock, each substantially in the form attached hereto as Exhibit B (the "Warrant"), (iii) a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"),
        (iv) a Guaranty substantially in the form attached hereto at Exhibit D (the "Guaranty"), and (v) an irrevocable reserve letter signed by the Company and its transfer agent substantially in the form attached hereto at Exhibit E (the "Reserve Letter" and, collectively with the Note, Warrant, Registration Rights Agreement and Guaranty, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, the "Transaction
        Documents"); and

        a.  Six hundred thousand ($600,000) payable on the Closing Date; and

        b. One hundred fifty thousand ($150,000) payable no later than 30 days after the Closing Date.

   (ii) a Warrant to purchase an amount of Shares of Common Stock of the Company equal to 25% of the principal amount of each Note substantially in the form attached hereto as Exhibit B (the "Warrant"); and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:


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"Acquiring Person" shall have the meaning ascribed to such term in Section 4.5.

"Action" shall have the meaning ascribed to such term in Section 3.1(m).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser's obligations to fund the Note and
(ii) the Company's obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than February 29, 2016.

"Common Stock" means the common stock of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Julian L. Doyle, LLB, Beard Winter, LLP.

"Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

"Consents" shall have the meaning ascribed to such term in Section 3.1(e).

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Conversion Shares" means all shares of Common Stock issuable upon conversion of all or any portion of the Note.

"Effective Date" means the date on which the initial Registration Statement is declared effective by the SEC.

"Effectiveness Deadline" means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

"Evaluation Date" shall have the meaning ascribed to such term in
Section 3.1(s).

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"Excepted Issuance" means the issuance of any of the Company's securities including Common Stock or Common Stock Equivalents at a price that is higher than the Per Share Purchase Price as such term is defined herein and that are not issued as a consequence of any of the Company's existing Agreements as of the Closing Date and a Fundamental Transaction as defined in the Note.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fundamental Transaction" shall have the meaning ascribed to in the Note, paragraph 2.1(c).

"GAAP" shall have the meaning ascribed to such term in Section 3.1(g).

"Indebtedness" means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

"Insider" means each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

"Intellectual Property Rights" means the rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or
(ii) the ability of the Company to perform its obligations under the Transaction Documents.

"Material Contract" or "Material Permit" means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or
Item 601(b)(10) of Regulation S-K.

"Per Share Purchase Price" equals $0.85, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.




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

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" has the meaning set forth in the Registration Rights Agreement which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchaser.

"Registrable Shares" means any Notes, Conversion Shares, Shares, Warrants or Warrant Shares issued to the Purchaser under this Agreement that have not been registered.

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

"Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

"SEC" means the U.S. Securities and Exchange

"SEC Filings" shall have the meaning ascribed to such term in Section 3.1(f).

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act.

"Subsidiary" means any subsidiary of the Company as set forth on
Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets, LLC
(or any successors to any of the foregoing).

"Transfer Agent" means Signature Stock Transfer, Inc the current transfer agent of the Company, with a mailing address of 2632 Coachlight Court Plano, TX 75075 and a facsimile number of (972) 612-4122 and any successor transfer agent of the Company.

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"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable after the six month anniversary of the date of issuance until the third anniversary of the date of issuance, in the form of Exhibit B attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.


                                   ARTICLE II.
                               PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Note and Warrants. Purchaser shall deliver to the Company, via wire transfer, or a certified check of immediately available funds, equal to $750,000 (the "Purchase Price") and the Company shall deliver to Purchaser the Note and a Warrant as determined pursuant to Section 2.2(a), and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree.

2.2  Deliveries.
     (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

          (i)   this Agreement duly executed by the Company;

          (ii) a signed original of the Note in the form of Exhibit A in the principal amount of $600,000 attached hereto;

          (iii) a Warrant registered in the name of Purchaser to purchase up to 130,435 shares, in the form of Exhibit B attached hereto;

          (iv) a signed copy of the Registration Rights Agreement in the form of Exhibit C attached hereto (the "Registration Rights Agreement");

          (v) a signed copy of the Guaranty in the form of Exhibit D attached hereto (the "Guaranty"); and

          (vi) a copy of the irrevocable instructions to the Company's transfer agent instructing to reserve shares in amounts as specified in this Agreement in the form of Exhibit E attached hereto (the "Reserve Letter").

     (b) On a date that is no later than 30 days after the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

          (i) a signed original of the Note in the form of Exhibit A in the principal amount of $150,000 attached hereto;

          (ii) a Warrant registered in the name of Purchaser to purchase up to 32,609 Shares of Common Stock of the Company, in the form of Exhibit B attached hereto;
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

The Agreement collectively with the Note, Warrant, Registration Rights Agreement and Guaranty, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, the "Transaction Documents".)

     (c) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

          (i)   this Agreement duly executed by Purchaser; and
          (ii)  payment of $600,000 of immediately available funds.

     (d) On a date that is no later than 30 days after the Closing Date, Purchaser shall deliver or cause to be delivered to the Company a payment of $150,000 of immediately available funds.

2.3  Closing Conditions

     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

          (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
          (ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date except the obligations set forth in Section 2.2(d) shall have been performed; and
          (iii) the delivery by Purchaser of the items set forth in
                Section 2.2(c) of this Agreement.

     (b) The respective obligations of the Purchaser in connection with the Closing are subject to the following conditions being met:

          (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);
          (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date except the obligations set forth in Section 2.2(b) shall have been performed;
          (iii) the delivery by the Company of the items set forth in
                Section 2.2(a) of this Agreement;
          (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
          (v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company's principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.
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

                                  ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

     (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on Schedule 3.1(a) hereto.

     (b) Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.

     (c) Capitalization. Schedule 3.1(b) sets forth, as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. In addition except as described on Schedule 3.1(b):

          (i) all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.
          (ii) no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.
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

          (iii) there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.
          (iv) and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.
          (v) and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
          (vi) the issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

     (d) Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

     (e) Consents. The authorization, execution, delivery and performance of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Purchaser set forth in
          Section 3.2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.
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

     (f) SEC Filings. The Company has made available to the Purchaser through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended
          December 31, 2014, as amended (the "10-K"), and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (each, as amended prior to the date hereof, collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

     (g) Financial Statements. The financial statements included in each SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 3.1(g), neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

     (h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes only and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation, (c) for the repayment of any officers, directors, affiliates or related party claims other than the reimbursement of expenses incurred in the ordinary course of business; or (c) in violation of the "FCPA" (means the Foreign Corrupt Practices
          Act) or applicable regulations.

     (i) No Material Adverse Change. Except as identified and described in the SEC Filings or as described on Schedule 3.1(i), there has not been:

          (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on 10-Q for the period ended
                 September 30, 2015, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;



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

          (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
          (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
          (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
          (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is presently proposed to be conducted);
          (vi) any violation or default on or notice of violation or default on any indenture, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it or any of its properties are bound;
          (vii) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any Material Contract by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
          (viii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
          (ix) any violation or breach of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of all employees and executive officers does not subject the Company or any of its subsidiaries to any liability with respect to the foregoing matter;
          (x) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business; or;
          (xi) any other event, judgement, violation of law or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

     (j) No Conflict, Breach, Violation or Default. The authorization, execution, delivery and performance of the Transaction Documents by the Company and the authorization, issuance and sale of the Shares will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchaser through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse

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

          of time or both) of, any Material Contract, in the case of (i)(b) and
          (ii) above, except for any such conflicts, violations, defaults or adverse claims that could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

     (k) Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

     (l) Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, the lack of which could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     (m) Litigation. Except as described on Schedule 3.1(m), there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and no such actions, suits or proceedings have been threatened in writing or, to the Company's Knowledge, orally. Neither the Company nor any Subsidiary, nor any director or officer thereof in his capacity as such, is or since January 1, 2013 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company's Knowledge, there is not pending or threatened, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act.

     (n) Compliance with OTCQB Requirements. The Common Stock is quoted on the OTCQB, a public marketplace operated by OTC Markets Group Inc. (the "OTCQB"), and the Company has taken no action designed to remove, or likely to have the effect of removing, the Common Stock from quotation of the Common Stock from the OTCQB, nor has the Company received any notification that the SEC, the OTCQB or the Financial Industry Regulatory Authority, Inc. ("FINRA") is contemplating terminating such quotation. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a OTCQB Market or better and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the OTCQB Market or better.

     (o) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

     (p) Private Placement. Subject to the accuracy of the representations and warranties in Section 3.2, the offer and sale of the Shares to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.

     (q) Shell Company Status. The Company is not an issuer identified in Rule 144(i)(1). The Company is in compliance with the requirements of Rule 144(i)(2) and filed its "Form 10 information" more than a year prior to the date hereof.

     (r) Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     (s) Transactions with Affiliates and Employees. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, on behalf of the Company or any Subsidiary or in connection with their respective businesses is presently or have been a party to any contract or transaction of any nature which (a) in each case creates an Indebtedness and (b) have not been disclosed in SEC Filings.

     (t) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,
          (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the

          Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures and the Company's internal control over financial reporting (collectively, "internal controls") as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

     (u) Disclosures. Neither the Company nor any Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. All press releases together with other public disclosures included in SEC Filings disseminated by the Company over the twelve months preceding this Agreement taken as a whole together with all written materials furnished by or on behalf of the Company and delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (v) Taxes. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim. The Company has filed or will file all tax returns required by taxing authority of any jurisdiction and has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which any United States federal, state and local income and all foreign income and franchise tax returns, reports or declarations apply.

     (w) Assets of Foreign Assets Control. Neither the Company or any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

     (x) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchaser. Purchaser, for itself and for no other, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

     (a) Organization; Authority. Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     (b) Understandings or Arrangements. Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

     (c) Restricted Securities. Such Purchaser understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

     (d) Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

          "The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended."

     (e) Purchaser Status. At the time Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "Accredited Purchaser" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or
          (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

     (f) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that nothing in this Agreement, the Warrant, the Registration Rights Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

     (g) Certain Transactions. Other than consummating the transactions contemplated hereunder, Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

     (h) No Trading Market for Warrants. The Purchaser understands that there is no established public trading market for the Warrants and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

The Company acknowledges and agrees that the representations contained in
Section 3.2 shall not modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

                                   ARTICLE IV.
                        OTHER AGREEMENTS OF THE PARTIES

4.1 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to file a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2 Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants use all reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, if the Company is subject to the reporting requirements of the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof or as soon as practicable thereafter, issue a press release disclosing the material terms of the transactions contemplated hereby, and
     (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

4.6  Indemnification of Purchaser.  Subject to the provisions of this
     Section 4.6, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of
     Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser Party may have with any such stockholder or any violations by Purchaser Party of state or federal securities laws or any conduct by Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).
     If any action shall be brought against Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing,
     (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of Purchaser Party against the Company or others, and (y) any liabilities the Company may be subject to pursuant to law. The Company further agrees to indemnify the Purchaser against all actions, suits, proceedings, claims, expenses, loss, damages, costs, charges and liabilities whatsoever which may arise as a result of the payment of the principal amounts made by the Purchaser in instalments set forth in
     Section 2.2(c) and Section 2.2(d).

4.7 Limitations of the Guaranty. Purchaser covenants and agrees that the Guaranty shall be contestable and restricted as to the rights of the Purchaser to make any claim for remedy on the Guaranty until such time that the covenants and conditions of the Purchaser set forth in Sections
     2.2 and 2.3 have been satisfied. Notwithstanding the foregoing sentence and notwithstanding anything contained in this Agreement to the contrary, the Purchaser expressly acknowledges and agrees that the Purchaser waives its right to make a claim for remedy under the Guaranty unless all of the principal amounts due under this Agreement are paid in full to the Company. The Company covenants and agrees that the Guaranty shall have full force and effect upon payment of the principal amounts in full by the Purchaser to the Company.

4.8 Certain Transactions and Confidentiality. Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to any press release as described in Section 4.4. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to any press release as described in
     Section 4.4, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are publicly announced pursuant to any press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of any press release as described in Section 4.4.

4.9 Certain Proceedings Involving Company Officer. Company has provided and Purchaser has performed due diligence and background research on Company and its affiliates including, without limitation, Michele Ciavarella, and, to their satisfaction, have made inquiries with respect to all matters they may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following:

     -  https://www.osc.gov.on.ca/en/Proceedings_soa_20041221
                                                          _firestar-capital.htm;
     -  https://www.osc.gov.on.ca/en/Proceedings_oth_20130221_firestar.htm;
     -  Her Majesty the Queen vrs. Michael Ciavarella (Case #PR029008).

The Parties, being aware of the matters described in this Section 4.9, acknowledge and agree that such matters, or any similar matters, have been resolved and have no bearing on the transactions contemplated by the Transaction Documents. The Parties covenant and agree they will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4.10 Independent Evaluation. In entering into this Agreement, the Company and the Purchaser acknowledge and affirm that:

     (i) each party has relied and will rely solely on the terms of this Agreement and upon their own independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the transactions contemplated hereby;
     (ii) each party is acting solely at arm's length with respect to the Transaction Documents and the transactions contemplated thereby; and
     (iii) neither party is acting as an advisor or fiduciary to the other party with respect to the Transaction Documents and the transactions contemplated thereby.


                                   ARTICLE V.
                                 MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by Purchaser, as to Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company, by written notice to the Company, if the Closing has not been consummated on or before February 29, 2016.

5.2 Fees and Expenses. The Company consents to the application by the Purchaser of $15,000 of the loan proceeds at closing to be paid to Purchaser's counsel or to reimburse Purchaser for attorneys' fees and costs incurred in connection with this transaction. There are no brokerage or finder's fees or commissions, except as expressly set forth herein and in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay commissions on closing to JH Darbie & Co., Inc. and all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and shall supersede, cancel and replace all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second
     (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under
     Section 4.6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of Purchaser's right to acquire such shares pursuant to Purchaser's Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17  [Intentionally omitted.]

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


EMPIRE GLOBAL CORP. (the "Company")
Attn.: Michele Ciavarella, CEO
Suite 701 - 130 Adelaide Street, West
Toronto, Ontario, Canada M5H 2K4


By:___________________________
       Michele Ciavarella, CEO

PURCHASER ("Purchaser")



By:___________________________

Its Managing Member

Counsel for the Company:
Julian L. Doyle, LLB Beard Winter, LLP
Facsimile: (416) 593-7760
Email: ceo.emgl@emglcorp.com,

Counsel for Purchaser:





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                                      23

                                   EXHIBIT A

                          CONVERTIBLE PROMISSORY NOTE


                                   EXHIBIT B

                                FORM OF WARRANT


                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT


                                   EXHIBIT D

                      GUARANTY OF CONFIDA UNION IMPRESSA


                                   EXHIBIT E

                         TRANSFER AGENT RESERVE LETTER


                                  SCHEDULE 3.1

                             DISCLOSURE SCHEDULES


Schedule 3.1(a) - Company Subsidiaries

Multigioco Srl. (Italy)
Rifa Srl. (Italy)


Schedule 3.1(b) - Capitalization Table

Authorized Shares:              80,000,000
Outstanding:                    23,971,088
Shares in DTC Public Float:      2,122,177
Warrants Outstanding:               30,700

Fully Diluted:                  24,001,788

Shareholders of record:                310

Schedule 3.1(g) - Contingent Liabilities

None

Schedule 3.1(i) - Financial Statements

As filed with the SEC

Schedule 3.1(m) - Litigation

None